Exhibit 10.11

ASSIGNMENT OF LEASE

For one Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, David Q. Tognoni, (“Assignor”), does hereby assign, convey and set over unto Great Western Exploration, LLC (“Assignee”), whose legal address is 2008 Meander Road, Windsor, CO, 80550, all of his right, title and interest in and to that certain Mining Lease dated January 2, 2004, between Assignor and Kenneth Alan Sullivan and Cherrill L. Sullivan, upon certain real property described in said lease which is attached hereto and incorporated herein by reference.

TO HAVE AND TO HOLD the same unto the Assignee and its assigns from this date forward for the rest of the term of said lease, subject to the covenants, conditions and provisions therein;

SIGNED AND DELIVERED this 3rd day of February, 2004.

/s/ David Q. Tognoni
David Q. Tognoni

/s/ George Ann Tognoni
Witness: George Ann Tognoni